EXHIBIT 23.1

ACCOUNTANTS’ CONSENT

Criticare Systems, Inc.
Waukesha, Wisconsin

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-33497, 33-40038, 33-60214, 33-60644, 333-30138, 333-88698 and 333-112565) and Form S-3 (File Nos. 333-50884 and 333-88696) of our report dated August 12, 2005 relating to the consolidated financial statements and schedules of Criticare Systems, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended June 30, 2005.

/s/ BDO Seidman, LLP
Milwaukee, Wisconsin
September 9, 2005